UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



POST EFFECTIVE AMENDMENT NO. 1  TO
FORM S-8



REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



PANCHO'S MEXICAN BUFFET, INC.
(Exact name of Registrant as specified in its Charter)



 		        Delaware                  					  75-1292166
	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification No.)



3500 Noble Avenue
Fort Worth, Texas 76111
(Address of principal executive offices)



1992 STOCK OPTION PLAN OF
PANCHO'S MEXICAN BUFFET, INC.
(Full title of the Plan)



Samuel L. Carlson
Pancho's Mexican Buffet, Inc.
3500 Noble Avenue
Fort Worth, Texas 76111
(817) 831-0081
(Name, address and telephone number of agent for service)



Approximate Date of Commencement of Proposed Sales Pursuant to the Plan:

	As soon as practicable after the Registration Statement becomes effective.


CALCULATION OF REGISTRATION FEE
                                    Propose		      Proposed
Title of                            maximum		      maximum
Securities	        Amount           offering		     aggregate	    Amount of
  to be             to be		         price per	     offering	   Registration
Registered         Registered       share*         price*           fee
Common Stock	      200,000 shares	  $    2.00       $400,000	  $     121.00
($.10 par value)

*	Based upon the average of the high and low closing prices of the Registrant's Common Stock reported by the National
Association of Securities Dealers in the National Market System on March 18, 1998.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS



In accordance with the note found under Part I - Information Required in the Section 10(a) Prospectus in Form S-8, the document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or as prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act pursuant to Rule 428(a)(1).



PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Incorporation of Documents by Reference.


	On March 29, 1993, the Registrant filed a Registration Statement on Form S-8 (Registration No. 33-60178) for the purpose of registering 400,000 shares of common stock ($.10 par value) to be issued pursuant to the terms of the 1992 Stock Option Plan of Pancho's Mexican Buffet, Inc., which Registration Statement is incorporated by reference.





SIGNATURES



The Registrant



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 20th day of March, 1998.





					PANCHO'S MEXICAN BUFFET, INC.



										Registrant





					By:/s/ Hollis Taylor_______________________
					Hollis Taylor, President and Chief Executive
					Officer, Director (Principal Executive Officer)

POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hollis Taylor and Samuel L. Carlson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post Effective Amendment No. 1 to the Registration Statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature	   			                  Title					                    Date


/s/Jesse Arrambide, III___        Chairman of the Board of
Jesse Arrambide, III              Directors	                    Mar. 20, 1998


/s/Samuel L. Carlson______        Senior Vice President,
Samuel L. Carlson                 Administration
                                  Secretary and Director     	 	Mar. 20, 1998


*___________________________	     Director		                  		Mar. 20, 1998
Robert L. List


____________________________	     Director				                  Mar. 20, 1998
George N. Riordan


/s/W. Brad Fagan___________	      Vice President, Treasurer,    Mar. 20, 1998
W. Brad Fagan    		               and Assistant Secretary
                                  (Principal	Financial Officer
                                  and Principal	Accounting
                                  Officer)

*__________________________ 	     Director				                  Mar. 20, 1998
Tomas Orendain


*__________________________	      Director				                 Mar. 20, 1998
Rudolph Rodriguez, Jr.


/s/Hollis Taylor___________	      President & Chief Executive  Mar.20, 1998
Hollis Taylor			  	               Officer and Director
                                  (Principal Executive Officer)


*By:/s/Hollis Taylor_______	      (Attorney-in-Fact pursuant to
 Hollis Taylor, Attorney-in-Fact  Power of Attorney previously filed with Securities &
                                  Exchange Commission)         Mar. 20, 1998